UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2017

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400
Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2017 (the “Effective Date”), SeaWorld Parks & Entertainment, Inc. (“SWPE”), a direct, wholly-owned subsidiary of SeaWorld Entertainment, Inc. (the “Company”) entered into a refinancing amendment (the “Amendment”) to its existing senior secured credit agreement, dated as of December 1, 2009 (as amended, supplemented, modified or restated from time to time, the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, SWPE, as the borrower, the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other agents and lenders from time to time party thereto. Pursuant to the Amendment, SWPE (i) terminated the existing tranche 2 revolving credit commitments under the Existing Credit Agreement and replaced them with a new tranche of revolving credit commitments with an aggregate commitment amount of $210.0 million (the “New Revolving Credit Facility” and the loans made thereunder, the “New Revolving Loans”) and (ii) refinanced the entire amount of the existing term B-3 loans, with a principal amount of $244.7 million, under the Existing Credit Agreement and refinanced a portion of the existing term B-2 loans, with a principal amount of $753.6 million, under the Existing Credit Agreement by replacing such refinanced term loans with new term loans in an aggregate principal amount of $998.3 million (the “Term B-5 Loans”). The proceeds of the Term B-5 Loans were used to repay the term B-3 loans in full and refinance a portion of the term B-2 loans on the Effective Date and to pay other fees, costs and expenses in connection with the Amendment and related transactions.

Maturity and Amortization

The New Revolving Credit Facility will mature on the earlier of (i) March 31, 2022 and (ii) the 91st day prior to the earlier of (1) the maturity of the term B-2 loans under the Existing Credit Agreement with an aggregate principal amount greater than $50.0 million outstanding and (2) the maturity date of any indebtedness incurred to refinance the term B-2 loans with an aggregate principal amount greater than $50.0 million.

The Term B-5 Loans will mature on the date that is seven years after the Effective Date and will amortize in equal quarterly installments, commencing with the fiscal quarter ending June 30, 2017, in aggregate annual amounts equal to 1% of the original principal amount of Term B-5 Loans, with the balance payable on the final maturity date.

Guarantees and Security

The New Revolving Credit Facility and Term B-5 Loans are unconditionally guaranteed on the same terms as the Existing Credit Agreement, including, subject to certain exceptions, by the Company and substantially all of the existing and future, direct and indirect, wholly-owned material domestic restricted subsidiaries of SWPE. All obligations under the New Revolving Credit Facility and the Term B-5 Loans are secured on the same terms as SWPE’s existing senior secured credit facilities by substantially all of SWPE’s assets and the assets of the guarantors, subject to certain exceptions.

Interest Rates

Borrowings of New Revolving Loans under the Amended Credit Agreement bear interest at a fluctuating rate per annum equal to, at SWPE’s option, (i) a base rate equal to the higher of (a) the federal funds rate plus  1⁄2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate”, in each case, plus an applicable margin equal to 1.75%; or (ii) a LIBOR rate based on the British Bankers Association LIBOR Rate (or any successor thereto) for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the New Revolving Loans be less than 0.0% per annum) plus an applicable margin equal to 2.75%. The applicable margins for the New Revolving Loans are subject to one 25 basis point stepdown based upon SWPE’s achievement of certain corporate credit ratings.

Borrowings of the Term B-5 Loans under the Amended Credit Agreement bear interest at a fluctuating rate per annum equal to, at SWPE’s option, (i) a base rate equal to the higher of (a) the federal funds rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” (provided that in no event shall such base rate with respect to the Term B-5 Loans be less than 1.75% per annum), in each case, plus an applicable margin of 2.00% or (ii) a LIBOR rate based on the British Bankers Association LIBOR Rate (or any successor thereto) for the applicable interest period (provided that in no event shall such LIBOR rate with respect to the Term B-5 Loans be less than 0.75% per annum) plus an applicable margin of 3.00%.

Prepayments

The New Revolving Facility contains substantially identical mandatory and voluntary prepayments as those applicable to the tranche 2 revolving credit facility in the Existing Credit Agreement. The Term B-5 Loans contain substantially identical mandatory and voluntary prepayments as those applicable to term B-2 loans in the Existing Credit Agreement, except that the determination of the excess cash flow mandatory prepayment for all term loans was modified from a calculation based on a total net leverage ratio to a calculation based on a secured net leverage ratio. Each lender has the right to reject its pro rata share of mandatory prepayments described above, in which case SWPE may retain the amounts so rejected.

The foregoing mandatory prepayments will be applied to installments of the term loans on a pro rata basis to each class of term loans in direct order of maturity.

SWPE may voluntarily repay outstanding loans at any time without premium or penalty, other than a prepayment premium on voluntary prepayments of Term B-5 Loans in connection with certain repricing transactions on or prior to the date that is six months after the Effective Date and customary “breakage” costs with respect to LIBOR rate loans.

Representations, Warranties and Restrictive Covenants

The Amended Credit Agreement contains substantially the same representations and warranties, affirmative covenants, negative covenants, financial covenants, events of default and other terms as those in the Existing Credit Agreement, except the Amended Credit Agreement, among other modifications, (i) increases the cap on add-backs to consolidated EBITDA for severance costs and other restructuring charges from $10.0 million in any period of four consecutive fiscal quarters to $15.0 million in any fiscal year, (ii) removes the $30.0 million aggregate cap for add-backs to consolidated EBITDA for cost savings and other synergies in connection with initiatives that do not result from acquisitions or dispositions, (iii) permits investments by SWPE or any of its restricted subsidiaries that are guarantors (1) in any restricted subsidiary of SWPE that is not a guarantor and (2) in acquisitions of entities that will not become guarantors, collectively, in an amount not to exceed $125.0 million in the aggregate, (iv) permits investments in an unlimited amount so long as the total net leverage ratio of SWPE and its restricted subsidiaries on a consolidated basis does not exceed 3.75 to 1.00 on a pro forma basis, (v) permits incurrence of indebtedness in an aggregate principal amount not to exceed 100% of certain qualified equity contributions of SWPE or its indirect or direct parent, (vi) increases the threshold for restricted payments in an unlimited amount so long as the total net leverage ratio of SWPE and its restricted subsidiaries on a consolidated basis does not exceed 3.75 to 1.00 on a pro forma basis (from 3.25 to 1.00), (vii) modifies the restricted payment basket applicable after a permitted initial public offering to permit restricted payments by SWPE on a per annum basis in an amount not to exceed the sum of (1) $25.0 million plus (2) if the total net leverage ratio of SWPE and its restricted subsidiaries, on a consolidated basis and on a pro forma basis, (w) does not exceed 3.50 to 1.00, an unlimited amount, (x) does not exceed 4.00 to 1.00 but exceeds 3.50 to 1.00, the greater of $95.0 million and 7.5% of market capitalization, (y) does not exceed 4.50 to 1.00 but exceeds 4.00 to 1.00, $95.0 million or (z) does not exceed 5.00 to 1.00 but exceeds 4.50 to 1.00, $65.0 million, (viii) extends the ability to carry forward unutilized portions of the maximum capital expenditures basket on an unlimited basis in succeeding fiscal years and (ix) permits prepayments and other payments of subordinated indebtedness in an unlimited amount if the total net leverage ratio of SWPE and its restricted subsidiaries on a consolidated basis does not exceed 3.75 to 1.00 on a pro forma basis.

The foregoing description of the Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 8, dated as of March 31, 2017, to the Credit Agreement, among SeaWorld Parks & Entertainment, Inc., the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other agents and lenders from time to time party thereto (the Amended Credit Agreement is included as Exhibit A thereto)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: April 4, 2017	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.	Description

10.1	Amendment No. 8, dated as of March 31, 2017, to the Credit Agreement, among SeaWorld Parks & Entertainment, Inc., the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other agents and lenders from time to time party thereto (the Amended Credit Agreement is included as Exhibit A thereto)